Exhibit 99.3
September 7, 2011
Board of Directors
PHC Inc.
200 Lake Street, Suite 102
Peabody, MA 01960
Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated May 19, 2011, to the Board of Directors of PHC, Inc. (“PHC”) as Annex C to, and references thereto under the headings “SUMMARY - Opinion of Stout Risius Ross, Inc.” and “THE MERGER — Opinion of Stout Risius Ross, Inc.” in, the proxy statement/prospectus relating to the proposed transaction involving PHC and Acadia Healthcare Company, Inc. (“Acadia”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Acadia (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Stout Risius Ross, Inc.
Stout Risius Ross, Inc.